Exhibit (23)-(6)



[Q&B LETTERHEAD]







                                        November 14, 1997



Wisconsin Electric Power Company
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201



Ladies and Gentlemen:

     We hereby consent to the reference to our firm under the caption "Legal Opinions" in the Prospectus constituting a part of the Registration Statement on Form S-3 relating to First Mortgage Bonds and Debt Securities which you are filing under the Securities Act of 1933. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


                                        Very truly yours,


                                        /s/Quarles & Brady
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                                         QUARLES & BRADY